SUB-ITEM 77M:  Mergers

Pursuant to the
Securities Act
of 1933, as
amended, and
the General
Rules and
Regulations
thereunder, a
Registration
Statement on
Form N-14,
SEC File No.
333-194223,
was filed on
February 2,
2014.  This
filing relates to
an Agreement
and Plan of
Reorganization
whereby
Federated
Money Market
Management
(Surviving
Fund), a
portfolio of
Money Market
Obligations
Trust, acquired
all of the assets
of Federated
Prime
Management
Obligations
Fund (Acquired
Fund), a
portfolio of
Money Market
Obligations
Trust, in
exchange for
shares of the
Surviving Fund.
Shares of the
Surviving Fund
were
distributed on a
pro rata basis
to the
shareholders of
the Acquired
Fund in
complete
liquidation and
termination of
the Acquired
Fund.  As a
result, effective
July 18, 2014,
each
shareholder of
the Acquired
Fund became
the owner of
Surviving Fund
shares having a
total net asset
value equal to
the total net
asset value of
his or her
holdings in the
Acquired Fund.

The Agreement and
Plan of Reorganization
providing for the
transfer of the assets of
the Acquired Fund to
the Surviving Fund
was approved by the
Board of Trustees at
their Regular Meeting
held on April 30, 2014.

The Agreement and
Plan of Reorganization
for this merger is
hereby incorporated by
reference from the
definitive
Prospectus/Informatio
n Statement filed with
the SEC on May 30,
2014.



SUB-ITEM 77M:  Mergers

Pursuant to the
Securities Act of 1933,
as amended, and the
General Rules and
Regulations
thereunder, a
Registration Statement
on Form N-14, SEC
File No. 333-196667,
was filed on June 11,
2014.  This filing
relates to an
Agreement and Plan of
Reorganization
whereby Federated
Treasury Obligations
Fund (Surviving Fund),
a portfolio of Money
Market Obligations
Trust, acquired all of
the assets of Federated
Treasury Cash Series II
(Acquired Fund), a
portfolio of Cash Trust
Series II, in exchange
for shares of the
Surviving Fund.
Shares of the Surviving
Fund were distributed
on a pro rata basis to
the shareholders of the
Acquired Fund in
complete liquidation
and termination of the
Acquired Fund.  As a
result, effective
September 19, 2014,
each shareholder of the
Acquired Fund became
the owner of Surviving
Fund shares having a
total net asset value
equal to the total net
asset value of his or
her holdings in the
Acquired Fund.

The Agreement and
Plan of Reorganization
providing for the
transfer of the assets of
the Acquired Fund to
the Surviving Fund
was approved by the
Board of Trustees at
their Regular Meeting
held on May 16, 2014
and was also approved
by Acquired Fund
shareholders at a
Special Meeting held
on September 9, 2014.

The Agreement and
Plan of Reorganization
for this merger is
hereby incorporated by
reference from the
definitive
Prospectus/Proxy
Statement filed with
the SEC on July 23,
2014.